UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2014

Commission File Number 001-35844
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Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
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Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 29, 2014, Pinnacle Foods Inc. (NYSE: PF) (“Pinnacle Foods”) entered into a definitive agreement with Duncan Hines co-packer Gilster Mary Lee (“Gilster”) to acquire the Duncan Hines manufacturing business located in Centralia, Illinois, from Gilster for $16.5 million. Under the terms of the agreement, Pinnacle will pay Gilster 10% of the purchase price in cash, with the balance due under a four-year note payable to Gilster on or before April 30, 2018.
As previously disclosed, Duncan Hines manufacturing has been under a long-term co-packing contract with Gilster since 1998, and the Centralia facility has only produced Duncan Hines products since that time. The existing contract was set to expire in 2015, and the acquisition will enable Pinnacle to cost-effectively invest in the business to both upgrade manufacturing processes to drive future productivity and to improve capabilities for future Duncan Hines innovation. The Company will begin the integration of the business into its supply chain network in early 2014.
The purchase agreement contains customary representations, warranties, covenants and indemnification provisions. Subject to regulatory approval and the satisfaction of customary closing conditions set forth in the purchase agreement, Pinnacle Foods expects the acquisition to close early in the second quarter of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	January 29, 2014